Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2018 Second Quarter Financial Results; Raises Dividend
Highlights for the Second Quarter of Fiscal Year 2018 (all comparisons in this document refer to the first quarter of fiscal year 2018, except as noted)

•
Net income and adjusted net income[1] were both $40.5 million, or $0.69 per diluted share, for the second quarter, compared to net income of $29.2 million, or $0.49 per diluted share, and adjusted net income[1] of $42.8 million, or $0.72 per diluted share, which excludes a nonrecurring charge to provision for income taxes related to the Tax Cuts and Jobs Act of 2017

•	Net interest margin and adjusted net interest margin[1,2] were 3.92% and 3.86%, increases of 3 and 6 basis points, respectively

•
The Company's Board of Directors declared a quarterly dividend of $0.25 per share, an increase of 25.0% compared to the most recent quarterly dividend, which reflects the benefits of the federal tax reform and our strong 1.40% return on assets

•	The efficiency ratio[1] was 48.6% for the quarter and 47.2% for fiscal year-to-date

•	Total loans increased $172.9 million, or 1.9%, to $9.34 billion while total deposits grew by $362.8 million, or 4.0%, to $9.39 billion

•	Net charge-offs recognized during the quarter were 0.17% of average total loans on an annualized basis, a reduction compared to the previous five quarters

Sioux Falls, SD - April 26, 2018 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $40.5 million, or $0.69 per diluted share, for the second quarter of fiscal year 2018, compared to net income of $29.2 million, or $0.49 per diluted share. Adjusted net income1, which excludes the deferred tax revaluation triggered by the Tax Cuts and Jobs Act of 2017, was $40.5 million, or $0.69 per diluted share, compared to $42.8 million, or $0.72 per diluted share.
"The second quarter of fiscal year 2018 was another solid quarter for Great Western," said Ken Karels, Chairman, President and Chief Executive Officer. "We continued to see good demand from our loan portfolio, mitigated the rising cost of deposits through increasing loan yields pricing, continued to manage expenses well and increased our dividend due to the peer leading return on capital from our business."
Net Interest Income and Net Interest Margin 2
Net interest income was steady at $102.2 million for both the second quarter of fiscal year 2018 and the prior quarter. Higher loan interest income, driven by 2.4% growth in average loans outstanding and a 10 basis point increase in the yield on loans, was offset by higher interest expense associated with a 9 basis point increase in the cost of deposits and a 12 basis point increase in the cost of borrowings.
Net interest margin was 3.92% and 3.89%, respectively, for the quarters ended March 31, 2018 and December 31, 2017. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.86% and 3.80%, respectively, for the same periods. The yield on interest-earning assets increased by 12 basis points and the cost of interest-bearing liabilities increased by 10 basis points. A $0.8 million reduction in the cost of interest rate swaps was the primary driver of a more pronounced increase in adjusted net margin1 compared to net interest margin.
Total loans outstanding were $9.34 billion as of March 31, 2018, an increase of $172.9 million, or 1.9%, for the quarter, and 7.7% on an annualized basis. The majority of the growth during the quarter occurred in the commercial real estate ("CRE") segment of the portfolio, which increased by $172.1 million, including strong growth in non-owner-occupied CRE and construction loans. Commercial non-real estate loans increased by $71.9 million, which was partially offset by a decrease of $57.5 million in residential real estate.
Total deposits grew to $9.39 billion as of March 31, 2018, an increase of $362.8 million, or 4.0%, during the quarter. Noninterest-bearing deposits were $1.85 billion, a 4.0% decrease, for the quarter and interest-bearing deposits were $7.53 billion, a 6.2% increase for the quarter. FHLB and other borrowings decreased by $170.0 million, or 23.6%, as a result of deposit growth.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $4.9 million for the second quarter of fiscal year 2018, an increase of $0.3 million, or 7.5%. Net charge-offs for the second quarter were $3.8 million, a decrease of $0.2 million, or 0.17% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the CRE, commercial non-real estate and agriculture segments of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans remained stable at 0.70% at both March 31, 2018 and December 31, 2017.
Included within total loans are approximately $921.0 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $7.5 million of the fair value adjustment for these loans relates to credit risk, or 0.08% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.25% of total loans.
At March 31, 2018, loans graded "Watch" and "Substandard" were relatively stable with modest increases of $7.4 million, or 2.6% and $3.7 million, or 1.5%, respectively. Nonaccrual loans were $131.3 million as of March 31, 2018, representing a decrease of $16.1 million during the quarter primarily driven by charge offs and transfers to other repossessed property. Total other repossessed property balances were $16.7 million as of March 31, 2018, an increase of $6.2 million, or 59.5% from historically low levels, due to three larger relationships moving into other repossessed property during the quarter.
Total credit-related charges increased compared to the previous quarter and decreased compared to the first six months of fiscal year 2017. A summary of total credit-related charges incurred during the current, prior and comparable quarters and current and prior six-month periods is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the six months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	March 31, 2017
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$9,457	$11,058	$4,900	$4,557	$4,009
Net other repossessed property charges	Net loss on repossessed property and other related expenses	1,214	1,056	1,000	214	397
Reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	911	(99)	(157)	1,068	(25)
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	320	289	1,358	(1,038)	(251)
Total		$11,902	$12,304	$7,101	$4,801	$4,130
Noninterest Income
Noninterest income was $18.7 million for the second quarter of fiscal year 2018, an increase of $2.1 million, or 12.4%. Other noninterest income increased by $2.7 million, with the majority of this increase generated by a sign on bonus for a new contract offset by an estimated breakage cost on a prior contract included in noninterest expense as discussed below, partially offset by a $1.1 million reduction in service charges and other fees related to seasonality declines in net overdraft and non-sufficient funds income and crop insurance income in the current quarter. Also included within noninterest income is the net effect of the change in fair value loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives which generated a $0.8 million favorable change over the prior quarter.
Noninterest Expense
Total noninterest expense was $59.1 million for the second quarter of fiscal year 2018, an increase of $4.3 million, or 7.8%. Within noninterest expense is the estimated breakage cost of $2.3 million, offset by a sign on bonus for a new contract within noninterest income. Excluding this item, noninterest expenses were $56.9 million, an increase of $2.0 million, or 3.7%. This increase was driven by salaries and employee benefits, which increased $0.8 million due to the previously announced living wage increases brought on by federal tax reform and annual merit increases in the current quarter, and a net loss on repossessed property and other related expenses, which were $0.8 million higher due to the settlement of a single other repossessed property.
The efficiency ratio1 was 48.6% for the quarter, an increase from 45.8%, as a result of a sign on bonus for a new contract offset by a one time breakage cost on a prior contract as discussed in noninterest revenue and expense above. This added approximately 0.8% to the efficiency ratio during the quarter.

Exhibit 99.1

Provision for Income Taxes
The provision for income taxes for the second fiscal quarter ended March 31, 2018 was $14.7 million, reflecting an effective tax rate of 26.6%, compared to an effective tax rate of 49.5% for the prior quarter. Excluding the nonrecurring deferred taxes adjustment related to federal tax reform, the prior quarter effective tax rate was 26.0%.
Capital
Tier 1 and total capital ratios were 11.5% and 12.5%, respectively, as of March 31, 2018, compared to 11.3% and 12.3%, respectively. The common equity tier 1 capital ratio was 10.7% as of March 31, 2018 compared to 10.5%. The tier 1 leverage ratio was 10.4% and 10.3% as of March 31, 2018 and December 31, 2017, respectively. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On April 26, 2018, the Company’s Board of Directors declared a dividend of $0.25 per common share payable on May 23, 2018 to stockholders of record as of close of business on May 11, 2018. This represents a 25.0% increase compared to $0.20 the dividend declared in January 2018, which the Board of Directors felt was appropriate based on the impact of tax reform on earnings. The aggregate dividend payment will be approximately $14.7 million.
Business Outlook
"We remain very satisfied with the performance of our business and confident on performance for the remainder of the fiscal year," added Karels. "We see good loan pipelines and loan demand post the tax stimulus. We expect to see increased pressure on deposit pricing but will continue to mitigate this through increased asset pricing. We remain confident that we will see loan growth in the mid to high single digit range for the fiscal year."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2018 on Thursday, April 26, 2018 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 10, 2018. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10118626. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the effects of tax reform, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$235,368	$217,217	$118,849	$116,519	$115,185	$110,713	$108,420
Interest expense	31,011	20,257	16,680	14,332	13,391	11,671	10,494
Noninterest income	35,416	31,146	18,742	16,674	14,740	17,327	15,489
Noninterest expense	114,012	106,389	59,144	54,868	55,332	54,922	53,852
Provision for loan and lease losses	9,457	11,058	4,900	4,557	4,685	5,796	4,009
Net income	69,762	72,065	40,532	29,230	37,662	35,060	35,162
Adjusted net income ¹	$83,348	$72,505	$40,532	$42,816	$37,662	$35,060	$35,162
Common shares outstanding	58,896,189	58,760,517	58,896,189	58,896,189	58,834,066	58,761,597	58,760,517
Weighted average diluted common shares outstanding	59,116,923	59,032,787	59,146,117	59,087,729	58,914,144	59,130,632	59,073,669
Earnings per common share - diluted	$1.18	$1.22	$0.69	$0.49	$0.64	$0.59	$0.60
Adjusted earnings per common share - diluted ¹	$1.41	$1.23	$0.69	$0.72	$0.64	$0.59	$0.60

Performance Ratios:
Net interest margin (FTE) ¹ ²	3.91%	3.87%	3.92%	3.89%	3.93%	3.92%	3.91%
Adjusted net interest margin (FTE) ¹ ²	3.83%	3.70%	3.86%	3.80%	3.82%	3.79%	3.76%
Return on average total assets ²	1.20%	1.27%	1.40%	1.00%	1.30%	1.25%	1.26%
Return on average common equity ²	7.9%	8.6%	9.3%	6.6%	8.6%	8.2%	8.5%
Return on average tangible common equity ¹ ²	13.9%	15.9%	16.2%	11.6%	15.2%	14.8%	15.4%
Efficiency ratio ¹	47.2%	46.0%	48.6%	45.8%	47.1%	46.7%	47.0%

Capital:
Tier 1 capital ratio	11.5%	11.6%	11.5%	11.3%	11.4%	11.5%	11.6%
Total capital ratio	12.5%	12.7%	12.5%	12.3%	12.5%	12.6%	12.7%
Tier 1 leverage ratio	10.4%	10.0%	10.4%	10.3%	10.3%	10.3%	10.0%
Common equity tier 1 ratio	10.7%	10.8%	10.7%	10.5%	10.7%	10.7%	10.8%
Tangible common equity / tangible assets ¹	9.3%	9.0%	9.3%	9.2%	9.2%	9.2%	9.0%
Book value per share - GAAP	$30.37	$29.05	$30.37	$30.02	$29.83	$29.49	$29.05
Tangible book value per share ¹	$17.68	$16.29	$17.68	$17.32	$17.11	$16.75	$16.29

Asset Quality:
Nonaccrual loans	$131,274	$127,675	$131,274	$147,325	$138,312	$123,641	$127,675
Other repossessed property	$16,726	$6,994	$16,726	$10,486	$8,985	$9,051	$6,994
Nonaccrual loans / total loans	1.41%	1.47%	1.41%	1.61%	1.54%	1.41%	1.47%
Net charge-offs (recoveries)	$7,821	$13,015	$3,784	$4,037	$5,394	$4,267	$8,091
Net charge-offs (recoveries) / average total loans ²	0.17%	0.30%	0.17%	0.18%	0.24%	0.20%	0.38%
Allowance for loan and lease losses / total loans	0.70%	0.72%	0.70%	0.70%	0.71%	0.73%	0.72%
Watch-rated loans	$294,873	$324,457	$294,873	$287,468	$311,611	$298,963	$324,457

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands)
Interest income
Loans	$217,674	$199,413	$109,993	$107,680	$106,277	$101,593	$99,481
Investment securities	14,055	12,916	7,013	7,043	6,592	6,803	6,538
Federal funds sold and other	458	565	227	231	194	163	219
Total interest income	232,187	212,894	117,233	114,954	113,063	108,559	106,238
Interest expense
Deposits	23,656	15,118	12,658	10,998	10,439	9,478	7,829
FHLB advances and other borrowings	4,978	2,953	2,815	2,164	1,787	1,080	1,567
Subordinated debentures and subordinated notes payable	2,377	2,186	1,207	1,170	1,165	1,113	1,098
Total interest expense	31,011	20,257	16,680	14,332	13,391	11,671	10,494
Net interest income	201,176	192,637	100,553	100,622	99,672	96,888	95,744
Provision for loan and lease losses	9,457	11,058	4,900	4,557	4,685	5,796	4,009
Net interest income after provision for loan and lease losses	191,719	181,579	95,653	96,065	94,987	91,092	91,735
Noninterest income
Service charges and other fees	25,224	27,410	12,047	13,178	13,742	14,572	13,574
Wealth management fees	4,519	4,683	2,335	2,185	2,002	2,433	2,429
Mortgage banking income, net	2,826	4,302	1,166	1,660	1,798	1,828	1,640
Net (loss) gain on sale of securities	(9)	44	(8)	(1)	32	—	44
Net (decrease) increase in fair value of loans at fair value	(23,502)	(69,218)	(14,838)	(8,665)	(2,073)	6,060	(5,216)
Net realized and unrealized gain (loss) on derivatives	21,509	60,568	14,282	7,227	(1,581)	(9,088)	1,592
Other	4,849	3,357	3,758	1,090	820	1,522	1,426
Total noninterest income	35,416	31,146	18,742	16,674	14,740	17,327	15,489
Noninterest expense
Salaries and employee benefits	66,539	64,004	33,672	32,868	31,263	32,868	32,370
Data processing and communication	16,074	13,595	9,190	6,884	7,324	7,370	6,879
Occupancy and equipment	10,138	9,946	5,290	4,848	5,006	4,866	5,123
Professional fees	8,267	6,394	4,027	4,240	4,503	4,141	3,559
Advertising	2,181	1,970	1,121	1,059	954	1,059	995
Net loss on repossessed property and other related expenses	1,214	1,056	1,000	214	541	152	397
Amortization of core deposits and other intangibles	852	1,389	426	426	430	538	550
Acquisition expenses	—	710	—	—	—	—	—
Other	8,747	7,325	4,418	4,329	5,311	3,928	3,979
Total noninterest expense	114,012	106,389	59,144	54,868	55,332	54,922	53,852
Income before income taxes	113,123	106,336	55,251	57,871	54,395	53,497	53,372
Provision for income taxes	43,361	34,271	14,719	28,641	16,733	18,437	18,210
Net income	$69,762	$72,065	$40,532	$29,230	$37,662	$35,060	$35,162

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands)
Assets
Cash and cash equivalents	$371,749	$297,596	$360,396	$327,901	$335,929
Investment securities	1,307,598	1,366,641	1,367,960	1,366,442	1,350,893
Total loans	9,338,306	9,165,373	8,968,553	8,791,852	8,697,426
Allowance for loan and lease losses	(65,139)	(64,023)	(63,503)	(64,214)	(62,685)
Loans, net	9,273,167	9,101,350	8,905,050	8,727,638	8,634,741
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	300,780	301,971	317,582	305,180	296,255
Total assets	$11,992,317	$11,806,581	$11,690,011	$11,466,184	$11,356,841

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,854,734	$1,932,080	$1,856,126	$1,915,560	$2,026,627
Interest-bearing deposits	7,532,233	7,092,105	7,121,487	7,043,542	7,065,291
Total deposits	9,386,967	9,024,185	8,977,613	8,959,102	9,091,918
Securities sold under agreements to repurchase	103,291	116,884	132,636	123,851	124,472
FHLB advances and other borrowings	551,003	721,009	643,214	471,719	264,624
Other liabilities	162,358	176,630	181,548	178,529	168,966
Total liabilities	10,203,619	10,038,708	9,935,011	9,733,201	9,649,980
Stockholders' equity	1,788,698	1,767,873	1,755,000	1,732,983	1,706,861
Total liabilities and stockholders' equity	$11,992,317	$11,806,581	$11,690,011	$11,466,184	$11,356,841

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of			Fiscal year-to-date:
	March 31, 2018	December 31, 2017	September 30, 2017	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$721,340	$622,985	$538,736	$182,604	33.9%
Owner-occupied CRE	1,341,034	1,317,585	1,219,523	121,511	10.0%
Non-owner-occupied CRE	2,077,424	2,035,987	2,025,326	52,098	2.6%
Multifamily residential real estate	327,980	319,139	341,220	(13,240)	(3.9)%
Commercial real estate	4,467,778	4,295,696	4,124,805	342,973	8.3%
Agriculture	2,177,020	2,177,383	2,122,138	54,882	2.6%
Commercial non-real estate	1,767,587	1,695,731	1,718,914	48,673	2.8%
Residential real estate	866,982	924,439	932,892	(65,910)	(7.1)%
Consumer	55,190	62,872	66,559	(11,369)	(17.1)%
Other ¹	41,816	45,805	43,207	(1,391)	(3.2)%
Total unpaid principal balance	9,376,373	9,201,926	9,008,515	367,858	4.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(38,067)	(36,553)	(39,962)	1,895	4.7%
Total loans	$9,338,306	$9,165,373	$8,968,553	$369,753	4.1%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the three months ended:
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$58,943	$227	1.56%	$65,935	$231	1.39%	$109,737	$219	0.81%
Investment securities	1,365,152	7,013	2.08%	1,416,179	7,043	1.97%	1,382,743	6,538	1.92%
Non ASC 310-30 loans, net ²	9,064,899	108,427	4.85%	8,840,929	106,500	4.78%	8,531,652	99,352	4.72%
ASC 310-30 loans, net	82,306	3,182	15.68%	89,839	2,745	12.12%	120,743	2,311	7.76%
Loans, net	9,147,205	111,609	4.95%	8,930,768	109,245	4.85%	8,652,395	101,663	4.77%
Total interest-earning assets	10,571,300	118,849	4.56%	10,412,882	116,519	4.44%	10,144,875	108,420	4.33%
Noninterest-earning assets	1,155,481			1,176,658			1,146,196
Total assets	$11,726,781	$118,849	4.11%	$11,589,540	$116,519	3.99%	$11,291,071	$108,420	3.89%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,786,059			$1,844,490			$1,825,174
Interest-bearing deposits	5,929,757	$9,490	0.65%	5,887,195	$8,291	0.56%	5,623,676	$5,759	0.42%
Time deposits	1,315,209	3,168	0.98%	1,267,300	2,707	0.85%	1,286,203	2,070	0.65%
Total deposits	9,031,025	12,658	0.57%	8,998,985	10,998	0.48%	8,735,053	7,829	0.36%
Securities sold under agreements to repurchase	107,921	83	0.31%	125,060	95	0.30%	117,970	98	0.34%
FHLB advances and other borrowings	652,787	2,732	1.70%	519,575	2,069	1.58%	571,338	1,469	1.04%
Subordinated debentures and subordinated notes payable	108,358	1,207	4.52%	108,316	1,170	4.28%	108,196	1,098	4.12%
Total borrowings	869,066	4,022	1.88%	752,951	3,334	1.76%	797,504	2,665	1.36%
Total interest-bearing liabilities	9,900,091	$16,680	0.68%	9,751,936	$14,332	0.58%	9,532,557	$10,494	0.45%
Noninterest-bearing liabilities	56,573			76,477			71,744
Stockholders' equity	1,770,117			1,761,127			1,686,770
Total liabilities and stockholders' equity	$11,726,781			$11,589,540			$11,291,071
Net interest spread			3.43%			3.41%			3.44%
Net interest income and net interest margin (FTE)		$102,169	3.92%		$102,187	3.89%		$97,926	3.91%
Less: Tax equivalent adjustment		1,616			1,565			2,182
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$100,553	3.86%		$100,622	3.83%		$95,744	3.83%

[1] Annualized for all partial-year periods.
[2] Interest income includes $0.6 million and $1.0 million for the second quarter of fiscal year 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the six months ended:
	March 31, 2018			March 31, 2017
	Average Balance	Interest (FTE) ¹	Yield / Cost ²	Average Balance	Interest (FTE) ¹	Yield / Cost ²
	(dollars in thousands)
Assets
Interest bearing bank deposits	$62,439	$458	1.47%	$188,221	$565	0.60%
Investment securities	1,390,665	14,055	2.03%	1,380,101	12,916	1.88%
Non ASC 310-30 loans, net ³	8,952,914	214,927	4.81%	8,523,800	199,083	4.68%
ASC 310-30 loans, net	86,073	5,928	13.81%	123,458	4,653	7.56%
Loans, net	9,038,987	220,855	4.90%	8,647,258	203,736	4.73%
Total interest-earning assets	10,492,091	235,368	4.50%	10,215,580	217,217	4.26%
Noninterest-earning assets	1,166,069			1,149,109
Total assets	$11,658,160	$235,368	4.05%	$11,364,689	$217,217	3.83%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,815,274			$1,808,617
Interest-bearing deposits	5,908,476	$17,781	0.60%	5,585,894	$10,888	0.39%
Time deposits	1,291,255	5,875	0.91%	1,317,161	4,230	0.64%
Total deposits	9,015,005	23,656	0.53%	8,711,672	15,118	0.35%
Securities sold under agreements to repurchase	116,490	178	0.31%	127,188	212	0.33%
FHLB advances and other borrowings	586,181	4,800	1.64%	644,079	2,741	0.85%
Subordinated debentures and subordinated notes payable	108,337	2,377	4.40%	109,579	2,186	4.00%
Total borrowings	811,008	7,355	1.82%	880,846	5,139	1.17%
Total interest-bearing liabilities	9,826,013	$31,011	0.63%	9,592,518	$20,257	0.42%
Noninterest-bearing liabilities	66,525			95,665
Stockholders' equity	1,765,622			1,676,506
Total liabilities and stockholders' equity	$11,658,160			$11,364,689
Net interest spread			3.42%			3.41%
Net interest income and net interest margin (FTE) ¹		$204,357	3.91%		$196,960	3.87%
Less: Tax equivalent adjustment		3,181			4,323
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$201,176	3.85%		$192,637	3.78%

[1] Annualized for all partial-year periods.
[2] Interest income includes $1.2 million and $2.3 million for the first six months of fiscal year 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$69,762	$72,065	$40,532	$29,230	$37,662	$35,060	$35,162
Add: Acquisition expenses, net of tax	—	440	—	—	—	—	—
Add: Deferred taxes revaluation	13,586	—	—	13,586	—	—	—
Adjusted net income	$83,348	$72,505	$40,532	$42,816	$37,662	$35,060	$35,162

Weighted average diluted common shares outstanding	59,116,923	59,032,787	59,146,117	59,087,729	58,914,144	59,130,632	59,073,669
Earnings per common share - diluted	$1.18	$1.22	$0.69	$0.49	$0.64	$0.59	$0.60
Adjusted earnings per common share - diluted	$1.41	$1.23	$0.69	$0.72	$0.64	$0.59	$0.60

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands except share and per share amounts)
Tangible net income and return on average tangible common equity:
Net income - GAAP	$69,762	$72,065	$40,532	$29,230	$37,662	$35,060	$35,162
Add: Amortization of intangible assets, net of tax	751	1,176	376	376	380	488	500
Tangible net income	$70,513	$73,241	$40,908	$29,606	$38,042	$35,548	$35,662

Average common equity	$1,765,622	$1,676,506	$1,770,117	$1,761,127	$1,740,429	$1,715,460	$1,686,770
Less: Average goodwill and other intangible assets	747,930	749,964	747,716	748,144	748,571	749,074	749,638
Average tangible common equity	$1,017,692	$926,542	$1,022,401	$1,012,983	$991,858	$966,386	$937,132
Return on average common equity *	7.9%	8.6%	9.3%	6.6%	8.6%	8.2%	8.5%
Return on average tangible common equity **	13.9%	15.9%	16.2%	11.6%	15.2%	14.8%	15.4%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$201,176	$192,637	$100,553	$100,622	$99,672	$96,888	$95,744
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Net interest income (FTE)	204,357	196,960	102,169	102,187	101,794	99,042	97,926
Add: Current realized derivative gain (loss)	(4,116)	(8,361)	(1,640)	(2,476)	(2,714)	(3,320)	(3,875)
Adjusted net interest income (FTE)	$200,241	$188,599	$100,529	$99,711	$99,080	$95,722	$94,051

Average interest-earning assets	$10,492,091	$10,215,580	$10,571,300	$10,412,882	$10,283,401	$10,124,404	$10,144,875
Net interest margin (FTE) *	3.91%	3.87%	3.92%	3.89%	3.93%	3.92%	3.91%
Adjusted net interest margin (FTE) **	3.83%	3.70%	3.86%	3.80%	3.82%	3.79%	3.76%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Interest income - GAAP	$211,746	$194,760	$106,811	$104,935	$102,998	$98,724	$97,170
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Interest income (FTE)	214,927	199,083	108,427	106,500	105,120	100,878	99,352
Add: Current realized derivative gain (loss)	(4,116)	(8,361)	(1,640)	(2,476)	(2,714)	(3,320)	(3,875)
Adjusted interest income (FTE)	$210,811	$190,722	$106,787	$104,024	$102,406	$97,558	$95,477

Average non ASC 310-30 loans	$8,952,914	$8,523,800	$9,064,899	$8,840,929	$8,728,514	$8,550,349	$8,531,652
Yield (FTE) *	4.81%	4.68%	4.85%	4.78%	4.78%	4.73%	4.72%
Adjusted yield (FTE) **	4.72%	4.49%	4.78%	4.67%	4.65%	4.58%	4.54%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$236,592	$223,783	$119,295	$117,296	$114,412	$114,215	$111,233
Add: Tax equivalent adjustment	3,181	4,323	1,616	1,565	2,122	2,154	2,182
Total revenue (FTE)	$239,773	$228,106	$120,911	$118,861	$116,534	$116,369	$113,415

Noninterest expense	$114,012	$106,389	$59,144	$54,868	$55,332	$54,922	$53,852
Less: Amortization of intangible assets	852	1,389	426	426	430	538	550
Tangible noninterest expense	$113,160	$105,000	$58,718	$54,442	$54,902	$54,384	$53,302
Efficiency ratio *	47.2%	46.0%	48.6%	45.8%	47.1%	46.7%	47.0%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2018	March 31, 2017	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands except share and per share amounts)
Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,788,698	$1,706,861	$1,788,698	$1,767,873	$1,755,000	$1,732,983	$1,706,861
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible common equity	$1,041,153	$957,495	$1,041,153	$1,019,902	$1,006,603	$984,155	$957,495

Total assets	$11,992,317	$11,356,841	$11,992,317	$11,806,581	$11,690,011	$11,466,184	$11,356,841
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible assets	$11,244,772	$10,607,475	$11,244,772	$11,058,610	$10,941,614	$10,717,356	$10,607,475
Tangible common equity to tangible assets	9.3%	9.0%	9.3%	9.2%	9.2%	9.2%	9.0%

Tangible book value per share:
Total stockholders' equity	$1,788,698	$1,706,861	$1,788,698	$1,767,873	$1,755,000	$1,732,983	$1,706,861
Less: Goodwill and other intangible assets	747,545	749,366	747,545	747,971	748,397	748,828	749,366
Tangible common equity	$1,041,153	$957,495	$1,041,153	$1,019,902	$1,006,603	$984,155	$957,495

Common shares outstanding	58,896,189	58,760,517	58,896,189	58,896,189	58,834,066	58,761,597	58,760,517
Book value per share - GAAP	$30.37	$29.05	$30.37	$30.02	$29.83	$29.49	$29.05
Tangible book value per share	$17.68	$16.29	$17.68	$17.32	$17.11	$16.75	$16.29

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com